Exhibit 5.1

ADVOCATEN | AVOCATS

Galapagos NV Generaal De Wittelaan L11 A3 2800 Mechelen Belgium

December 12, 2022

Nico Goossens*

Kris Verdoodt*

Philippe Rens*

Bert Van Ingelghem*

Pieter Bogaerts*

Hannes Casier*

Emilie Ooms*

Freya Jorens*

Louis Hoet*

Jolien Loos*

Evelyn Van Raemdonck*

Henri Nelen*

Mattias Verbeeck

Hannelore Geldof*

Lawrence Geernaert*

Christophe Verhelst*

Pieter-Jan Van Goethem

Frederik Wilmots

Steven Verschoot*

Michiel Vanwynsberghe*

Thomas Van Hoornyck*

Silke Chantrain*

Ben Nagar*

Madjda Temraz*

Lise Van Daele

Charlotte Bonamie*

Arnaud Coninx

Aline Vermeulen*

Margaux Van Mol*

Julie Calaerts

Dorien Willemen

Seppe Ceusters

Pierre Accou

Steven Demeulenaere*

Michelle Werbrouck

Arnout Coppieters*

Elle Peytier

Esther De Schryder

Kato Van Meel

Maxime Collin

Charlotte Dewilde

Daan Vernimmen*

Ladies and Gentlemen,

Re: GALAPAGOS NV

We have acted as Belgian counsel to Galapagos NV (the “Company”), a company incorporated under the laws of the Kingdom of Belgium, in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) in respect of up to 2,326,025 ordinary shares without nominal value of the Company (the “Shares”) to be issued upon the exercise of subscription rights under the subscription right plan 2022 BE, the subscription right plan 2022 RMV and the subscription right plan 2022 ROW (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) a copy of the general rules of the Plan incorporated as an exhibit to the Registration Statement, (iii) a copy of the coordinated articles of association of the Company as at September 27, 2022, and (iv) such corporate documents and records of the Company and such other instruments, notarial deeds, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) the Company’s board of directors has duly authorized the Plan, (ii) all documents to be executed under the Plan have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (iii) the Plan has been, and will at all times be operated in accordance with its terms.

Argo Law bv
Post X		Kantoorrekening:	IBAN BE82 0016 9734 1968 BIC GEBABEBB
Borsbeeksebrug 28 2600 Antwerpen T +32 3 206 85 30 F +32 3 206 85 55	Doorniksewijk 105 8500 Kortrijk T +32 56 96 03 98	Derdenrekening: BTW: argo-law.be	IBAN BE36 0017 0272 6781 BIC GEBABEBB BE0533.993.314 *bv

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Kingdom of Belgium, the Shares to be issued upon exercise of the subscription rights granted under the Plan, when (i) the Company has taken all necessary action to issue the Shares in compliance with the then applicable provisions of the Company’s articles of association, the laws of Belgium and the terms of the Plan, and (ii) the Company will have received in full all amounts payable by the participants under the Plan in respect of the Shares, will be validly issued, fully paid for and non-assessable.

This opinion is limited to the laws of the Kingdom of Belgium as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Nico Goossens

Nico Goossens

For and on behalf of Argo Law BV

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